UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

DYNACAST INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-179497	90-0728033
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14045 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 927-2789

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Dynacast International LLC (the “Borrower”), a wholly-owned subsidiary of Dynacast International Inc. (the “Company”), is the borrower under a Credit Agreement, dated as of July 19, 2011, providing for a senior secured term loan and revolving credit facility with a syndicate of lenders arranged by J.P. Morgan Securities LLC, with JPMorgan Chase Bank, N.A. serving as administrative agent (as amended by Amendment No. 1 thereto, dated as of December 19, 2013, and Amendment No. 2 thereto, dated as of March 25, 2014, the “Existing Credit Agreement”).

On August 28, 2014, the Existing Credit Agreement was amended by Amendment No. 3 to Credit Agreement (“Amendment No. 3”) pursuant to which, among other things, (i) commitments for delayed draw term loans in an aggregate principal amount of up to $50 million were provided by certain lenders, which loans will be used to finance a portion of the purchase price for the Borrower’s acquisition of all of the outstanding shares of capital stock of Kinetics Climax, Inc., a Delaware corporation, from Climax Engineered Materials, LLC, and pay related transaction fees and expenses, and (ii) the maturity date for term loans and revolving loans was extended to September 30, 2017.

The above description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 3, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 3 to Credit Agreement, dated as of August 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2014

DYNACAST INTERNATIONAL INC.

By:	/s/ Adrian Murphy
Adrian Murphy
Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 3 to Credit Agreement, dated as of August 28, 2014.